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                                                            Exhibit 99.11

                        CONSENT OF INDEPENDENT AUDITORS





The Trustees
Keystone Intermediate Term Bond Fund
(Formerly Keystone America Intermediate Term Bond Fund)


         We consent to the use of our report dated September 1, 1995 included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.



                                               /s/ KPMG Peat Marwick LLP

                                               KPMG Peat Marwick LLP


Boston, Massachusetts
September 28, 1995